UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025 (October 2, 2025)

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of Principal Executive Office) (Zip Code)

(312) 614-0950
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 2, 2025, the Board of Directors (the “Board”) of Professional Diversity Network, Inc. (the “Company”) , upon the recommendation of the Company’s Nominating and Governance Committee, appointed Mr. Sze Lok Patrick Wong as a new independent director to fill one of the newly created vacancies, effective immediately. The Board has affirmatively determined that Mr. Wong qualifies as an independent director under the listing standards of the Nasdaq Stock Market. In connection with his appointment, Mr. Wong was also appointed to serve as the chairman of the Audit Committee of the Board.

Mr. Sze Lok Patrick Wong, age 52, has over 20 years of management experience with extensive expertise in auditing, internal control, accounting, and corporate governance. He is currently an independent non-executive director of TBK & Sons Holdings Limited (HKSE: 1960), Aowei Holding Limited (HKSE: 1370), Cocoon Holdings Limited (HKSE: 428), China e-Wallet Payment Group Limited (HKSE: 802), and IVD Medical Holding Limited (HKSE:1931), and serves as company secretary of Wai Hung Group Holdings Limited (HKSE:3321). He previously served as Chief Financial Officer of Oranco, Inc. (OTC: ORNC) and Century Entertainment International Holdings Limited (HKSE: 959), and as company secretary of Unitas Holdings Limited (HKSE:8020). Earlier in his career, Mr. Wong held senior management positions at Crowe Horwath and served as Head of Internal Audit at Intac International Company (NASDAQ: INTN). He is a Fellow of the Institute of Chartered Accountants in England and Wales and the Hong Kong Institute of Certified Public Accountants, and a Certified Information Systems Auditor. Mr. Wong holds a Bachelor of Accounting with honors from The Hong Kong Polytechnic University, a Master of Management from Macquarie Graduate School of Management, and an Executive Doctor of Business Administration from Sabi University. The Board has also determined that Mr. Wong qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

There is no arrangement or understanding between Mr. Wong and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Wong and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Wong or any member of his immediate family had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, on October 2, 2025, Mr. Wong entered into an Independent Director Service Agreement (the “Director Agreement”) and the Company’s standard form of indemnification agreement for its directors. Pursuant to the Company’s non-employee director compensation program, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2025, Mr. Wong will be entitled to receive: (i) a monthly retainer fee of $2,500 and (ii) reimbursement of reasonable expenses documented and incurred by you in connection with the performance of duties

The foregoing description is qualified in its entirety by reference to the full text of the Director Agreement and the Director and Executive Officer’s Indemnification Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
10.1	Director Agreement, dated October 2, 2025, by and between Professional Diversity Network, Inc. and Sze Lok Patrick Wong.
10.2	Director and Executive Officer’s Indemnification Agreement, dated October 2, 2025, by and between Professional Diversity Network, Inc. and Sze Lok Patrick Wong.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: October 3, 2025	By:	/s/ Hao Zhang
	Name:	Hao Zhang
	Title:	Chairman of the Board

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